Exhibit 99.1

NEWS RELEASE

1 First Avenue South
P.O. Box 2229
Great Falls MT 59401
For Immediate Release
Gas Natural Inc. Announces Additional Board Member
GREAT FALLS, MT, October 5, 2010 — Gas Natural Inc. (NYSE Amex: EGAS) (the “Company” or “Gas Natural”), a natural gas utility company serving approximately 62,000 customers in six states, today announced that on September 29, 2010 it expanded its Board of Directors from seven to eight members and appointed John R. Male to fill the resulting vacancy.
Mr. Male previously served as Chairman and CEO of PVF Capital Corp, a Nasdaq traded bank holding company for Park View Federal Savings Bank. Mr. Male began working for Park View Federal in 1971. He was named President and Chief Executive Officer of the bank in 1986 and President and CEO of PVF Capital Corp upon its organization in 1994. He was named Chairman of the Board of Directors and CEO of the company and the bank in October 2000, and retired in 2009. He currently serves on the Board of Trustees of University Hospital’s Extended Care Campus, formerly known as Heather Hill Hospital, and has served as a trustee for various charitable organizations. He holds a BA in economics from Tufts University and an MBA from Case Western Reserve University. The Company believes Mr. Male’s substantial experience in finance and accounting as chairman and CEO of a publicly-traded bank holding company will be highly beneficial to Gas Natural.
About Gas Natural Inc.
Gas Natural Inc. distributes and sells natural gas to end-use residential, commercial, and industrial customers. It distributes approximately 29 billion cubic feet of natural gas to approximately 62,000 customers through regulated utilities operating in Montana, Wyoming, Ohio, Pennsylvania, Maine and North Carolina. The Company markets approximately 2.4 billion cubic feet of natural gas to commercial and industrial customers in Montana and Wyoming on an unregulated basis. The Company also has ownership interests in 160 natural gas producing wells and gas gathering assets. In addition, the Company owns the Shoshone interstate and the Glacier gathering pipelines located in Montana and Wyoming. The Company’s Montana public utility was originally incorporated in 1909 and is headquartered in Great Falls, Montana.
The Company’s toll-free number is 800-570-5688. The Company’s address is 1 First Avenue South, Great Falls, Montana 59401 and its website is www.ewst.com.
Safe Harbor Regarding Forward-Looking Statements
The Company is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Gas Natural Inc. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to the Company’s ability to successfully integrate the operations of the companies it has recently acquired and consummate additional acquisitions,

Gas Natural Inc. Announces Additional Board Member
October 5, 2010

the Company’s continued ability to make dividend payments, the Company’s ability to implement its business plan, fluctuating energy commodity prices, the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers, changes in the utility regulatory environment, wholesale and retail competition, the Company’s ability to satisfy its debt obligations, including compliance with financial covenants, weather conditions, litigation risks, and various other matters, many of which are beyond the Company’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Gas Natural Inc. expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Gas Natural Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
For more information contact:

Gas Natural Inc.	Investor Relations: Kei Advisors LLC
Glenn Hemminger, Director of Finance	Deborah K. Pawlowski, Chairman & CEO
Phone: (440) 974-3770	Phone: (716) 843-3908
Email: gdhemminger@ewst.com	Email: dpawlowski@keiadvisors.com
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